Exhibit 99.3

                  Avocent to Acquire OSA Technologies to Extend
                   Leadership Position in Embedded Management

    HUNTSVILLE, Ala., March 29 /PRNewswire-FirstCall/ -- Avocent Corporation (Nasdaq: AVCT) today announced that it signed a definitive agreement to acquire OSA Technologies, Inc., a privately-held company located in San Jose, California with offices in Shanghai, China and Taipei, Taiwan. OSA Technologies is a leader in embedded manageability firmware and software using Intelligent Platform Management Interface (IPMI) solutions. The purchase price is approximately $100 million in cash and stock, plus the assumption of liabilities and employee stock options. The purchase price consists of approximately $55 million in cash and Avocent stock valued at approximately $45 million. The transaction is expected to close during the second quarter.
    "Joining with OSA will extend our leadership position in the embedded management space significantly and provide a strong platform to build sales through software and firmware enhancements," stated John R. Cooper, president and chief executive officer of Avocent Corporation. "OSA's leadership in developing embedded management solutions for the IPMI market complements our core KVM business and builds upon prior acquisitions.
    "OSA's innovative technologies extend current industry standards to enable true 'lights out' remote management of server room devices. The combination of OSA's technology and expertise with our current embedded solutions builds on our strategy of providing a common management interface to enable automation of the monitoring, configuration and provisioning of server room devices. We believe the improved reliability, availability and serviceability produced by these embedded technologies will extend Avocent's growth opportunities beyond our traditional KVM products.
    "OSA's R&D staff complements our existing team focused on embedded technologies. Their strong position in Asia also furthers our efforts to build a greater presence in the important Asian market, particularly in China and Taiwan. Their management team is strong and has excellent relationships with key industry players. We are excited about combining our resources with OSA to provide a more integrated solution for embedded products in the server market," concluded Mr. Cooper.
    Commenting on the transaction, Mark Lee, president and CEO of OSA Technologies, stated, "We are excited to join with Avocent to continue our leadership in embedded technologies and solutions for servers, as well as fuel our growth in blade, telecommunication, storage, networking and client device management. We believe the combination with Avocent is very positive news for our ecosystem partners and customers as we work closely to resolve TCO challenges. In addition, we have very complementary sales and distribution relationships that should broaden our collective markets."
    Dell has expressed its commitment to drive standards for systems management with support for key technologies, such as IPMI, that promote simplicity and improved cost of ownership for customers and help accelerate the adoption of common management standards in the industry. In connection with the acquisition, Dell's decision to use OSA IPMI 2.0 in its next generation of servers will transfer to Avocent. Dell is also an investor in OSA.
    Based on an anticipated closing date in April 2004, Avocent estimates that the transaction will reduce reported earnings per share for 2004 by approximately $0.14 under generally accepted accounting principles (GAAP) and approximately $0.06 on an operating basis. The estimated GAAP amount is before a to-be-determined one-time charge for acquired in-process research and development. The difference of $0.08 between the estimated amounts reported under GAAP and on an operating basis is due to estimated amortization of intangible assets and of deferred compensation related to assumed employee stock options. The transaction is expected to be accretive to Avocent's earnings within two years based on current projections for sales growth of embedded devices, firmware and software.

    Conference Call Information
    Avocent will provide an on-line, real-time Web-cast and rebroadcast of the conference call discussing the OSA acquisition to be held Monday, March 29, 2004. The live broadcast will be available on-line at www.avocent.com and at www.firstcallevents.com/service/ajwz402619582gf12.html beginning at 10:00 a.m. central time. The on-line replay will follow immediately and continue for 30 days.

    About OSA Technologies, Inc.
    OSA Technologies, Inc. was founded in April 2000. OSA designs, manufactures and sells firmware and software for the management of server, blade, telecommunications, networking, storage and client devices. OSA is headquartered in San Jose, California and has engineering and development centers in Shanghai, China and Taipei, Taiwan. Additional information is available at www.osatechnologies.com.

    About Avocent Corporation
    Avocent Corporation is the leading supplier of connectivity solutions for enterprise data centers, service providers, and financial institutions worldwide. Branded products include switching, extension, remote access, and video display solutions. Additional information is available at:
www.avocent.com.

    Forward-Looking Statements
    This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the closing of the acquisition, the development and introduction of new products and technologies (including IPMI), the use of IPMI by OEMs and other customers, the features and benefits of product and technology integration, the size, growth, and leadership of the potential markets for these products and technologies in the future, the revenue and earnings from these new products and technologies in the future, the market penetration and opportunities for the combined business in Asia and elsewhere, engineering and design activities, and the results of operations of the combined business. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risk that the acquisition may not close, risks associated with the acquisition and subsequent integration of businesses and technologies, risks associated with general economic conditions, risks attributable to future product demand, sales, and expenses, risks associated with reliance on a limited number of customers, component suppliers, and single source components, risks associated with product design efforts and the introduction of new products and technologies, and risks associated with obtaining and protecting intellectual property rights. Other factors that could cause operating and financial results to differ are described in Avocent's annual report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2004. Other risks may be detailed from time to time in reports to be filed with the SEC. Avocent does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

    Use of Non-GAAP Financial Measures
    Operational income and the resulting calculation of earnings per share on an operating basis as used in this press release are not measures of financial performance under generally accepted accounting principles (GAAP) and should not be considered a substitute for or superior to GAAP. Avocent's management uses operational income as a financial measure to evaluate performance and allocate resources within the Company. Management believes this measure presents the Company's results on a more comparable operational basis by excluding non-cash amortization expenses, non-operational expenses associated with mergers and acquisitions, and significant and unusual non-recurring gains and losses on sales of investments made by Avocent. Avocent believes that operational income is a measure of performance used by some investment banks, analysts, investors and others to make informed investment decisions. Other companies may calculate operational income in a different manner so this measure may not be comparable to similar measures presented by other companies. The reconciliation of Avocent's results using operational measures and GAAP is set forth in the text of the press release above.

SOURCE  Avocent Corporation
    -0-                             03/29/2004
    /CONTACT: Dusty Pritchett, Senior Vice President of Finance and Chief Financial Officer of Avocent Corporation, +1-256-217-1300/
    /Web site:  http://www.avocent.com
                http://www.osatechnologies.com
                http://www.firstcallevents.com/service/ajwz402619582gf12.html/
    (AVCT)

CO:  Avocent Corporation; OSA Technologies, Inc.
ST:  Alabama
IN:  CPR STW
SU:  TNM CCA